FOR IMMEDIATE RELEASE:
THE TOWN AND COUNTRY TRUST REPORTS THIRD QUARTER 2005 RESULTS
Baltimore, MD, November 2, 2005 – The Town and Country Trust (NYSE:TCT), a multifamily real estate investment trust, today reported results for the quarter and nine months ended September 30, 2005. All per share results are reported on a fully diluted basis.
Results for the Quarter Ended September 30, 2005
For the quarter ended September 30, 2005, the Company reported net income of $2.8 million, or $0.16 per share, versus $1.7 million, or $0.10 per share, for the comparable quarter of 2004. The results for 2004 include expenses aggregating $573,000, or $0.03 per share, relating to damage sustained in Florida during the 2004 hurricane season.
Funds From Operations (“FFO”) for the third quarter of 2005 was $9.5 million, or $0.46 per share, compared to $8.0 million, or $0.40 per share, for the third quarter last year. FFO for 2004 was adversely affected by the hurricane related expenses referred to above. The Company computes FFO in a manner consistent with the definition adopted by NAREIT (The National Association of Real Estate Investment Trusts) and considers FFO to be its primary supplemental performance measure. A reconciliation of FFO to net income is included in the accompanying Financial Highlights table.
One apartment community is currently under contract for sale and classified in the Company’s balance sheets as “Real estate held for disposition”. Results from this property as well as results from two properties sold in the first six months of 2004, are reflected in the caption “Income from discontinued operations” in the accompanying financial highlights. Results from the remainder of the Company’s portfolio are classified as results from continuing operations and consist of results from 12,918 apartment homes, classified as same store, that were held throughout both the 2005 and 2004 reporting periods.
Same Store Results
Net operating income for the third quarter of 2005 increased by $1,591,000, or 9.1%, compared with the third quarter of 2004. During the current quarter, rental revenues grew by $2,024,000, or 6.5%, over the prior year as a result of a 6.7% increase in average rental rates. Occupancy was 92.7% for the third quarter of 2005 versus 93.2% last year. On a sequential quarter basis, occupancy improved by 20 basis points from the second quarter of 2005. During the third quarter, operating expenses grew by $433,000, or 3.1%, over the prior year. The 2004 operating expenses were negatively impacted by the hurricane related expenses referred to above and 2005 included increased cost of $189,000 associated with the purchase of gas, water and electric expenses.
Results for the Nine Months Ended September 30, 2005
For the nine months ended September 30, 2005, the Company reported net income of $7.6 million, or $0.44 per share, compared to $0.1 million, or $0.01 per share, reported for last year. Included in the results for 2004, is a charge for additional depreciation of $5.7 million ($0.28 per share) relating to the Company’s change in the
The Town and Country Trust
300 East Lombard Street, Suite 1700 · Baltimore, Maryland 21202
410-539-7600 · fax 410-547-0789
www.tctrust.com

estimated useful lives of certain depreciable assets, principally carpet, to more closely approximate their current economic lives based on experience. Also included in the 2004 results are the $573,000 in hurricane related expenses referred to above and a loss from discontinued operations of $628,000, which includes an impairment charge of $1,672,000. Net income for the nine months ended September 30, 2005 includes income of $50,000 from discontinued operations and a $171,000 gain on involuntary conversion relating to insurance proceeds received in connection with a fire at one of the Company’s apartment communities.
FFO for 2005 was $27.2 million, or $1.32 per share, compared to $22.6 million, or $1.14 per share, for last year. FFO for 2004 was adversely affected by the $1,672,000 impairment loss and the hurricane related expenses referred to above. A reconciliation of FFO to net income is included in the accompanying Financial Highlights table.
Same Store Results
Net operating income for the first nine months of 2005 increased by $3,577,000, or 6.8%, compared with 2004. Rental income for the nine months ended September 30, 2005, grew by $5,461,000, or 5.9%, primarily attributable to an average rental rate increase of 6.0%. Occupancy was 92.4% compared to 92.7% for last year. Operating expenses for the nine months ended September 30, 2005 increased by $1,884,000, or 4.8%, over the prior year. Operating expenses in 2004 included the hurricane related expenses referred to above while 2005 includes $571,000 in increased cost associated with the purchase of electric, gas and water.
Additional information regarding the Company’s financial position and results, including selected market operating data, appears in the accompanying tables.
Other Matters
On October 6, 2005, the Company acquired an apartment community in Bear, Delaware, a suburb of Wilmington, Delaware that contains 264 garden-style apartments and one townhome for approximately $41.6 million including acquisition costs. The property was acquired through an intermediary in anticipation of the completion of a like-kind exchange under Section 1031 of the Internal Revenue Code. The company funded the acquisition using its existing credit facilities.
The Town and Country Trust is a multifamily real estate investment trust that owns and operates 39 apartment communities with 13,330 apartment homes in the Mid-Atlantic states and Florida.
Additional information regarding The Town and Country Trust can be found on the Trust’s web site at www.tctrust.com.
With the exception of historical information, the matters herein contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Securities Litigation Reform Act of 1995. Management cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied. Examples of such factors that could result in such differences include but are not limited to: interest rate fluctuations; competition for tenants; changes in the Trust’s capacity to acquire additional apartment properties and any changes in the Trust’s financial condition or operating results due to an acquisition of additional apartment properties; local economic and business conditions, including without limitation, conditions which may affect public securities markets generally, the real estate investment trust industry, or the markets in which the Trust’s apartment properties are located, and other factors referred to in the Trust’s periodic and other reports filed with the Securities and Exchange Commission.
FOR FURTHER DETAILS CONTACT
THE TOWN AND COUNTRY TRUST:

Thomas L. Brodie	Alan W. Lasker	Joseph Calabrese (Investor Inquiries)
President and COO	Sr. Vice President and CFO	Financial Relations Board
The Town and Country Trust	The Town and Country Trust	(212) 827-3772
(212) 407-2161	(212) 407-2151
-Tables Follow-

The Town and Country Trust
Financial Highlights
(In thousands, except per share data — unaudited)

	Three Months			Nine Months
	Ended September 30,			Ended September 30,
	2005	2004	Change	2005	2004	Change
Revenues:
Gross rental income	$34,594	$32,397	6.8%	$101,470	$95,721	6.0%
Less: Vacancy and credit loss	2,713	2,452	10.6%	8,170	7,511	8.8%

Net rental income	31,881	29,945	6.5%	93,300	88,210	5.8%
Other rental revenue	1,513	1,425	6.2%	4,415	4,044	9.2%

Total rental revenues	33,394	31,370	6.5%	97,715	92,254	5.9%
Operating expenses:

Real estate taxes and insurance	3,240	3,140	3.2%	9,521	9,451	0.7%
Utilities	1,881	1,674	12.4%	6,175	5,552	11.2%
Repairs and maintenance	4,513	4,701	-4.0%	12,387	12,067	2.7%
Marketing and advertising	1,399	1,231	13.6%	3,822	3,458	10.5%
Management expense	1,632	1,633	-0.1%	5,088	4,950	2.8%
Other	1,559	1,412	10.4%	4,313	3,944	9.4%

Total operating expenses	14,224	13,791	3.1%	41,306	39,422	4.8%

Net operating income (NOI) (b)	19,170	17,579	9.1%	56,409	52,832	6.8%
Real estate depreciation	6,175	5,837	5.8%	18,151	22,569	-19.6%
Interest expense	8,325	8,134	2.3%	24,749	24,182	2.3%
General and administrative expenses	1,279	1,341	-4.6%	4,351	4,420	-1.6%
Other depreciation and amortization	219	258	-15.1%	675	806	-16.3%
Gain on involuntary conversion	—	—		(171)	—

Income before discontinued operations and minority interests (a)	3,172	2,009		8,654	855

Income allocated to minority interest from continuing operations	(399)	(254)		(1,088)	(116)

Income from continuing operations	2,773	1,755		7,566	739

Discontinued Operations:
Income (loss) from discontinued operations before impairment of assets and gain on involuntary conversion	43	(13)		57	390
Impairment of assets held for sale and gain on involuntary conversion	—	—		—	(1,114)
(Income) loss allocated to minority interest from discontinued operations	(5)	1		(7)	96

Income (loss) from discontinued operations	38	(12)		50	(628)

Net income	$2,811	$1,743		$7,616	$111

Basic earnings per share:
Income from continuing operations	$0.16	$0.10		$0.44	$0.04
Loss from discontinued operations	0.00	0.00		0.00	(0.03)

Net income	$0.16	$0.10		$0.44	$0.01

Diluted earnings per share (e):
Income from continuing operations	$0.16	$0.10		$0.44	$0.04
Loss from discontinued operations	0.00	0.00		0.00	(0.03)

Net income	$0.16	$0.10		$0.44	$0.01

Weighted average common shares outstanding-basic	17,177	17,022		17,160	16,838
Dilutive effect of outstanding options and restricted shares	298	292		290	295

Weighted average common shares outstanding-diluted	17,475	17,314		17,450	17,133

Dividends declared per share	$0.43	$0.43		$1.29	$1.29

Funds from operations (b):
Net income	$2,811	$1,743		$7,616	$111
Income allocated to minority interest	404	253		1,095	20
Real estate depreciation	6,310	6,002		18,614	23,039
Gain on involuntary conversion	—	—		(171)	(558)

Funds from operations	$9,525	$7,998	19.1%	$27,154	$22,612	20.1%

Funds from operations per share:
Basic	$0.49	$0.41		$1.38	$1.17
Diluted (e)	$0.46	$0.40	16.1%	$1.32	$1.14	16.1%
See accompanying Notes to Supplemental Information

The Town and Country Trust
Same Store Market Operating Data

				Three
				Months
	Three Months			Ended	Nine Months
	Ended September 30,			June 30,	Ended September 30,
	2005	2004	Change	2005	2005	2004	Change

Property Operating Income ($000’s)
Rental revenue	$33,394	$31,370	6.5%	$32,518	$97,715	$92,254	5.9%
Operating expenses	14,224	13,791	3.1%	13,525	41,306	39,422	4.8%

Same Store net operating income (NOI)	$19,170	$17,579	9.1%	$18,993	$56,409	$52,832	6.8%

Rental Revenue ($000’s)
Baltimore	$11,802	$11,070	6.6%	$11,535	$34,603	$32,501	6.5%
Metropolitan Washington, DC
Northern Virginia	7,395	6,909	7.0%	7,069	21,307	20,283	5.0%
Maryland Suburbs	3,466	3,301	5.0%	3,382	10,166	9,919	2.5%
Pennsylvania	4,086	3,870	5.6%	4,007	12,007	11,429	5.1%
Orlando, Florida	2,210	1,994	10.8%	2,129	6,438	5,853	10.0%
Sarasota/Bradenton, Florida	1,910	1,770	7.9%	1,877	5,648	5,195	8.7%
Newark, Delaware	1,271	1,284	-1.0%	1,284	3,821	3,551	7.6%
Palm Beach Gardens, Florida	1,254	1,172	7.0%	1,235	3,725	3,523	5.7%

Total	$33,394	$31,370	6.5%	$32,518	$97,715	$92,254	5.9%

Average Monthly Rent (net of concessions)
Baltimore	$868	$811	7.0%	$847	848	794	6.8%
Metropolitan Washington, DC
Northern Virginia	1,192	1,117	6.7%	1,162	1,168	1,100	6.2%
Maryland Suburbs	991	948	4.5%	973	975	936	4.2%
Pennsylvania	694	652	6.4%	678	681	651	4.6%
Orlando, Florida	793	725	9.4%	770	771	719	7.2%
Sarasota/Bradenton, Florida	824	762	8.1%	798	802	756	6.1%
Newark, Delaware	934	913	2.3%	920	917	879	4.3%
Palm Beach Gardens, Florida	974	897	8.6%	945	949	897	5.8%

Total	$904	$847	6.7%	$882	$885	$835	6.0%

Occupancy
Baltimore	91.2%	91.5%	-0.3%	91.2%	90.9%	91.5%	-0.6%
Metropolitan Washington, DC
Northern Virginia	94.6%	95.1%	-0.5%	93.0%	93.0%	94.3%	-1.3%
Maryland Suburbs	91.8%	92.6%	-0.8%	91.1%	91.3%	93.0%	-1.7%
Pennsylvania	91.1%	91.8%	-0.7%	91.5%	91.1%	90.7%	0.4%
Orlando, Florida	95.4%	95.4%	0.0%	95.4%	95.6%	94.0%	1.6%
Sarasota/Bradenton, Florida	96.4%	95.5%	0.9%	97.2%	97.2%	95.1%	2.1%
Newark, Delaware	92.9%	95.7%	-2.8%	94.5%	94.7%	91.9%	2.8%
Palm Beach Gardens, Florida	94.4%	93.9%	0.5%	95.6%	95.6%	94.2%	1.4%

Total	92.7%	93.2%	-0.5%	92.5%	92.4%	92.7%	-0.3%

	Communities			Apartment Homes			% of
	2005	Held		2005	Held		Total
	Same Store	For Sale	Total	Same Store	For Sale	Total	Portfolio

Market:
Baltimore	11	1	12	4,850	147	4,997	38.2%
Metropolitan Washington, DC
Northern Virginia	6		6	2,151		2,151	16.5%
Maryland Suburbs	4		4	1,236		1,236	9.5%
Pennsylvania	7		7	2,073		2,073	15.9%
Orlando, Florida	3		3	930		930	7.1%
Sarasota/Bradenton, Florida	3		3	742		742	5.7%
Newark, Delaware	2		2	488		488	3.7%
Palm Beach Gardens, Florida	1		1	448		448	3.4%

Total	37	1	38	12,918	147	13,065	100.0%

The Town and Country Trust
Summary Balance Sheets
(In thousands)

	September 30,	December 31,
	2005	2004
	(unaudited)
Assets:
Real estate, at cost	$818,751	$793,358
Accumulated depreciation	(285,610)	(270,946)

Net real estate assets	533,141	522,412
Real estate and other assets held for disposition	20,870	21,188
Other assets	22,854	18,484

Total assets	$576,865	$562,084

Liabilities and shareholders’ equity:
Mortgage debt	$439,631	$407,856
5.375% Convertible Senior Notes due 2023	74,750	74,750
Notes Payable	—	2,000
Mortgage debt and other liabilities held for disposition	8,113	7,409
Other liabilities	15,385	16,760
Minority interest	4,796	6,592
Shareholders’ equity	34,190	46,717

Total liabilities and shareholders’ equity	$576,865	$562,084

Capitalization
September 30, 2005
(In thousands, except per share data)

			% of
		% of	Total	Interest
	Amount	Debt	Capitalization	Rate	Maturity

Debt:
Secured Fixed Rate:
Fannie Mae (c) (d)	$333,580	63.9%		6.64%	April, 2008
Freddie Mac	33,175	6.4%		6.81%	April, 2009
Freddie Mac	17,274	3.3%		7.85%	Nov., 2009
Freddie Mac	24,164	4.6%		4.15%	April, 2007

Total secured fixed rate debt	408,193	78.2%	37.0%	6.55%

Secured Floating Rate:
Fannie Mae (c) (d)	31,438	6.0%		4.39%	April, 2008

Total secured floating rate debt	31,438	6.0%	2.8%	4.39%

Total mortgage debt	439,631	84.2%	39.8%	6.34%

Unsecured:
5.375% Convertible Senior Notes due 2023	74,750	14.3%		5.38%	Aug., 2023

Total unsecured debt	74,750	14.3%	6.8%	5.38%

Mortgage Debt held for disposition:
Secured Fixed Rate	6,420	1.2%		6.64%	April, 2008
Secured Floating Rate	1,562	0.3%		4.39%	April, 2008

Total mortgage debt held for disposition	7,982	1.5%	0.7%	6.44%

Total debt	$522,363	100.0%	47.3%	6.25%

Equity:
Common shares outstanding	17,582
Operating Partnership (OP) units	2,467

Total shares and OP units outstanding	20,049
Common share price at September 30, 2005	$29.02

Total equity capitalization, at market	$581,825		52.7%

Total market capitalization (debt and equity)	$1,104,188		100.0%

See accompanying Notes to Supplemental Information

The Town and Country Trust
Notes to Supplemental Information
(unaudited)

(a)	Minority interests represent certain limited partnership interests, equivalent to 2,467,000 shares.

(b)	Funds from operations (“FFO”) is computed as income (computed in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”)) excluding gains and losses from sales and involuntary conversions of operating properties, plus real estate depreciation. This computation of FFO is consistent with the formal definition promulgated by the National Association of Real Estate Investment Trusts (NAREIT). The reconciliation of FFO to Net income, the most directly comparable financial measure calculated in accordance with U.S. GAAP, is included in the Financial Highlights. Management generally considers FFO to be a useful measure for reviewing the comparative operating performance of the Trust between periods or as compared to other companies, without giving effect to real estate depreciation and amortization, which assumes that the value of real estate diminishes predictably over time and which can vary among owners of similar assets based upon historical cost and useful life estimates.

The Company uses net operating income (NOI) to measure the operating results of its communities and to compare the operating performance of single assets or groups of assets. The Company defines NOI as property rental income less property operating expenses and does not include depreciation and amortization, interest expense, general and administrative expenses, separation expense, discontinued operations, or gains/losses on sales and involuntary conversions of properties. Accordingly, this performance measure is not intended as a replacement for net income determined in accordance with U.S. generally accepted accounting principles. NOI is widely used by management and investors in the real estate industry in connection with the valuation of income-producing real estate and as a supplemental measure of operating performance. NOI measures presented by the Company may not be comparable to other similarly titled measures of other companies. A reconciliation of NOI to Net Income is included in the Financial Highlights.

FFO and NOI should not be considered alternatives to net income as a measure of performance nor do they represent cash generated from operating activities in accordance with U.S. GAAP and, therefore, they should not be considered indicative of cash available to fund cash needs.

(c)	The information shown for this debt gives effect to two interest rate swap agreements in the aggregate notional amount of $40 million, which have the effect of fixing the interest rate on this amount of debt at approximately 4.68% through April 2007.

(d)	The information shown for this debt excludes $7,982 of mortgage debt allocated to properties held for disposition

(e)	Diluted earnings per share is calculated as net income divided by the weighted average number of shares outstanding. The weighted average shares outstanding is computed on the treasury stock method and the “if-converted” method. The “if-converted” method assumes the conversion of the Company’s outstanding convertible senior notes which eliminates approximately $1 million in interest expense per quarter and increases the shares outstanding by 2,930,338 shares. Diluted earnings per share on an “if-converted” basis are only presented if dilutive to continuing operations. Funds from operations is computed in the same fashion.